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                                                                  EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the use of our report dated February 18, 1997, included in the 1996 Annual Report (Form 10-K) of Biosite Diagnostics, Inc. for the year ended December 31, 1996.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-17657) pertaining to the Employee Stock Purchase Plan of Biosite Diagnostics, Inc. of our report dated February 18, 1997, with respect to the financial statements included in this Annual Report (Form 10-K) for the year ended December 31, 1996.


                                                /s/ Ernst & Young LLP
                                                    ERNST & YOUNG LLP


San Diego, California
March 25, 1997